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                                                                   EXHIBIT 23.3

                      CONSENT OF ING CAPITAL CORPORATION

                                                                 August 7, 1996

  We consent to the inclusion in the Form S-4 Registration Statement for CII Technologies of our opinion letter dated June 14, 1996 on our consideration of the fairness from a financial point of view of the exchange as described in the Form S-4 Registration Statement.

                                          ING Capital Corporation

                                                   /s/ Mark S. Vidergauz
                                          By: _________________________________
                                                     Mark S. Vidergauz
                                                     Managing Director